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                                                                  EXHIBIT 3.2


                                                                       PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                              --------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PLATINUM SOFTWARE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                        /s/  EDWARD J. FREEL
                        [LOGO]          -----------------------------------
                                        Edward J. Freel, Secretary of State

 2143290                                AUTHENTICATION:  8212387

 960347453                                        DATE:  11-26-96
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                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 11/26/1996
                                                        960347453 - 2143290


                          CERTIFICATE OF AMENDMENT OF
                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                       OF PLATINUM SOFTWARE CORPORATION,
                             A DELAWARE CORPORATION

       (Pursuant to Section 242 of the Delaware General Corporation Law)

         PLATINUM SOFTWARE CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the
"Corporation"), does hereby certify:

         FIRST: That at a duly held meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Second Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that a new Article 10, entitled "Action by Meetings" be added to the Corporation's Second Restated Certificate of Incorporation which reads in full as follows:

                        "ARTICLE 10 - ACTION BY MEETINGS

         Common Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Any action contemplated by common stockholders must be taken at a duly called annual or special meeting."


         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Perry Tarnofsky, a duly authorized Assistant Secretary, this 19th day of November, 1996.

                                        PLATINUM SOFTWARE CORPORATION,
                                           a Delaware corporation


                                        By:____________________________________
                                               Perry Tarnofsky
                                               Assistant Secretary